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Exhibit 10.8

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                                CORNERSTONE PROPANE




                             DEFERRED COMPENSATION PLAN




                              EFFECTIVE: JULY 1, 1998





                                    Prepared by:


                          William M. Mercer, Incorporated


                        Three Embarcadero Center, Suite 1500
                              San Francisco, CA  94111


                  THIS DOCUMENT HAS LEGAL AND TAX IMPLICATION AND
                 SHOULD BE REVIEWED BY THE EMPLOYER'S LEGAL COUNSEL

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                                CORNERSTONE PROPANE
                             DEFERRED COMPENSATION PLAN


                                    ARTICLE I.
                                      PURPOSE

The purposes of this Plan are to allow a select group of Cornerstone Propane Partners, L.P. (the "Company") executives to defer receipt of compensation to which the executives would otherwise be entitled and to supplement qualified plan benefits. This Plan is intended to be an unfunded plan of deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of ERISA. This Plan is effective July 1, 1998.

                                    ARTICLE  II.
                                    DEFINITIONS

Whenever referred to in this Plan, the following capitalized terms shall have the meanings set forth below except where otherwise provided. As used in the Plan, the masculine, feminine and neuter genders and the singular and plural numbers shall each be deemed to include the other or others.

2.1 "Account" means a Participant's Deferred Compensation Account(s) and SERP Account established pursuant to Article V.

2.2 "Annual Bonus" means an amount payable (but for deferral hereunder) to a Participant pursuant to the Company's Annual Incentive Plan.

2.3    "Base Salary" means a Participant's base salary.

2.4 "Beneficiary" means the person(s) designated in writing by the Participant to receive his benefits under the Plan if the Participant dies before receiving all of his benefits. A Beneficiary designation must be signed and dated by the Participant and delivered to the Committee to become effective. In the absence of a valid or effective Beneficiary designation, the Participant's surviving spouse shall be the Beneficiary or if there is none, the Beneficiary shall be the Participant's surviving descendants by right of representation, surviving parents or estate (in that order).

2.5    "Board" means the Board of Directors of Cornerstone Propane Partners,
       L.P.

2.6 "Committee" means the Company's Compensation Committee. The Committee shall be the "plan administrator" under ERISA.

2.7    "Company" means Cornerstone Propane Partners, L.P.

2.8 "Deferral Election Form" means the agreement between a Participant and the Company whereby the Participant elects to reduce his Base Salary and/or Incentive Pay and the Company promises to pay him benefits under the Plan in the future.

2.9    "Employee" means a common law employee of the Company.

2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.11 "Incentive Pay" means a Participant's Annual Bonus or Other Incentive, as defined herein.

2.12 "Other Incentive" means an amount payable under Company incentive plans specified by the Board as eligible for deferral hereunder.


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2.13   "Participant" means (a) an Employee who is eligible to participate under
       Article III or (b) an individual who has an Account balance greater than zero.

2.14 "Payment Date" means the date on which a Participant's Account is to be paid or on which payment is to commence. Except as otherwise provided in the Plan, the Payment Date for a Participant's Deferred Compensation Account(s) shall be as specified in Article IV, and the Payment Date for a Participant's SERP Account shall be the January 31 following the calendar year in which the Participant's Termination of Employment occurs.

2.15 "Plan" means the Cornerstone Propane Deferred Compensation Plan as set forth herein and as amended from time to time.

2.16 "Plan Year" means the period beginning July 1, 1998 and ending December 31, 1998, and thereafter, the calendar year.

2.17 "SERP" means the supplemental executive retirement plan feature of the Plan.

2.18 "Termination of Employment" means any voluntary or involuntary termination of the Employee's employment with the Company.

2.19   "Valuation Date" means the last business day of each month.

2.20   "Valuation Period" means the period of time between Valuation Dates.


                                    ARTICLE III.
                                    ELIGIBILITY

3.1 The Committee shall determine which Employees are eligible to participate in the Plan each Plan Year, provided that only Employees who are members of a select group of management or highly compensated employees (within the meaning of ERISA Section 201(2)) shall be eligible.

3.2 The Committee shall notify each Employee of his eligibility and provide him with a copy of the Plan.

3.3    The Committee shall maintain a record of Plan Participants.


                                    ARTICLE IV.
                   PARTICIPATION IN DEFERRED COMPENSATION FEATURE

4.1 Prior to the beginning of each Plan Year, or if later, within 30 days of notification of first becoming eligible to participate in the Plan, a Participant may elect to defer receipt of future Base Salary by completing a Deferral Election Form prescribed by the Committee and specifying a percentage (in 1% increments up to a maximum of 75%) to be deferred. Up to two times during a calendar year, a Participant may complete a Deferral Election Change Form to increase the percentage (in 1% increments up to a maximum of 75%) of future Base Salary he wants to defer under the Plan. These elections shall be effective as of the first payroll period beginning after the date the Deferral Election Form or Deferral Election Change Form is received by the Committee or such later date as the Committee specifies. No election to defer Base Salary shall be effective prior to January 1, 1999.

4.2 A Deferral Election Form for Base Salary shall remain in effect until the earliest of:

       (a)     the end of the calendar year in which it became effective, or

       (b) the first day of the payroll period beginning on or after the date the Committee receives a completed and signed Deferral Election Change Form by which the Participant indicates he wants to increase the percentage of Base Salary deferred to the Plan, on a prospective basis only, or


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       (c)     the first day of the payroll period beginning on or after the date the Committee receives a signed and dated written revocation from the Participant.

       An election to defer Base Salary may be revoked prospectively (under paragraph (c)), or modified to increase the elected percentage (under
       Section 4.1 and paragraph (b)), but may not be amended to otherwise increase or decrease the elected percentage. A Participant who revokes an election pursuant to this Section shall not be eligible to resume deferral of Base Salary until the first day of the first Plan Year beginning after the revocation.

4.3 Prior to the end of the second quarter of the fiscal year for which an Annual Bonus is earned, a Participant may elect to defer receipt of such Incentive Pay by completing a Deferral Election Form prescribed by the Committee and specifying a percentage (in 1% increments up to a maximum of 100%) to be deferred. The election shall be effective the date the Deferral Election Form is received by the Committee.

4.4 The timing of elections for the deferral of Other Incentives shall be determined by the Board in conjunction with approving deferral of such awards under the Plan.

4.5    An election to defer Incentive Pay shall be irrevocable.

4.6 The Participant shall also specify on the Deferral Election Form that all amounts credited to the Participant's Deferred Compensation Account pursuant to the Deferral Election Form (together with any gains or losses) shall be paid on one of the following Payment Dates:

       (a)     January 31 of a specified future year, or

       (b) January 31 following the calendar year in which the Participant's Termination of Employment occurs, or

       (c)     the earlier of (a) or (b);

       provided, however, that the Participant shall have no more than three
       (3) Payment Dates in effect at any time.  Except as provided in
       Section 4.8, this election shall be irrevocable.

4.7 The Participant's Deferral Election Form shall specify that the Participant's Deferred Compensation Account which is attributable to deferrals made pursuant to the Deferral Election Form shall be paid either:

       (a)     in a single lump sum on the Payment Date, or

       (b) in substantially equal installments over a period of five or ten years as specified by the Participant on the Deferral Election Form, commencing on the Payment Date.

       Except as provided in Section 4.9, the election of a payment form shall be irrevocable.

4.8 Notwithstanding the Participant's election of a Payment Date, a Participant has a one-time opportunity to defer a Payment Date, provided the new Payment Date is at least two years after the original Payment Date. This one-time designation of a later Payment Date is irrevocable, but is rendered ineffective if the Participant terminates employment before the original Payment Date. To postpone a Payment Date, a Participant must provide the Committee with a signed and dated written notice, using a form prescribed by the Committee, no later than the December 31 prior to the beginning of the calendar year preceding the calendar year which includes the original Payment Date. For example, if the Participant's original Payment Date is January 31, 2001, an election to further defer payment must be made no later than December 31, 1999, and must specify a new payment which is no earlier than January 31, 2003.

4.9 Notwithstanding the Participant's election of a payment form for benefits attributable to his Deferred Compensation Account, a Participant has a one-time opportunity to change his payment form election. This election of a different payment form is irrevocable, but is rendered ineffective if the Participant terminates employment before the original Payment Date. To change a payment form election, a Participant must provide the Committee with a signed and dated written notice, using a form prescribed by the Committee, no later than

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       the December 31 prior to the beginning of the calendar year preceding the calendar year which includes the Payment Date of the affected benefit.


                                     ARTICLE V.
                         PARTICIPATION IN THE SERP FEATURE

5.1 Within 30 days of notification of first becoming eligible to participate in the SERP feature of the Plan, a Participant shall indicate on a form prescribed by the Committee that his SERP Account shall be paid either
       (a) in a lump sum payment on the Payment Date, or (b) in substantially equal installments over a period of five or ten years as specified by the Participant commencing on the Payment Date. Except as specified in
       Section 5.2, the election of a payment form is irrevocable.

5.2 A Participant has a one-time opportunity to change his payment form election. This election of a different payment form is irrevocable, but is rendered ineffective if the Participant terminates employment within one year of making the change. To change a payment form election, a Participant must provide the Committee with a signed and dated written notice no later than the December 31 prior to the beginning of the calendar year preceding the calendar year which includes the Payment Date.


                                    ARTICLE VI.
                                      ACCOUNTS

6.1 The Company shall establish one or more Accounts in the name of each Participant on the Company's books and records for purposes of tracking the Participant's benefits under the Plan: a Deferred Compensation Account if the Participant has elected to participate under Article IV and a SERP Account, if applicable.

       (a) In lieu of paying Base Salary or Incentive Pay deferred pursuant to a Deferral Election Form, the Company shall credit the Participant's Deferred Compensation Account with amounts deferred under Article IV as of the last day of the payroll period in which deferred Base Salary would have otherwise been paid or as of the date the deferred Incentive Pay would otherwise have been paid to the Participant. If the Participant has elected more than one Payment Date or different payment forms, separate sub-Accounts shall be maintained for each such Payment Date and payment form.

       (b) Effective July 1, 1998, at the end of each month, the Company shall credit each Participant's SERP Account with an amount equal to 15% of the Participant's Base Salary for that month.

6.2 Each Account shall be credited on each Valuation Date with interest at a rate set by the Committee from time to time. Unless changed by the Committee, the rate shall be the average of the Company's working capital Eurodollar borrowing rate on the first and last business days of the month for the month ending on the Valuation Date. The Account shall continue to be credited with interest through the end of the month preceding the last payment. The interest shall be applied to the Account balance as of the beginning of the Valuation Period increased by one-half of the amounts credited during the Valuation Period and decreased by one-half of the amount of any payments made during the Valuation Period. At the Committee's discretion, the method of crediting interest or determining the interest rate may be prospectively changed.


                                    ARTICLE VII.
                                PAYMENT OF ACCOUNTS

7.1 A Participant's Deferred Compensation Accounts shall be paid (or payment shall commence) on the Payment Date(s) and in the form(s) specified in the Deferral Election Form(s). A Participant's SERP Account shall be paid (or payment shall commence) on the Payment Date in the form elected by the Participant.


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7.2    If the Participant dies before receiving the entire balance in his
       Account(s), the remaining balance shall be paid to his Beneficiary in a single lump sum on January 31 following the year of death, notwithstanding the Participant's election of a later Payment Date.

7.3 All payments shall be in cash and shall be made subject to applicable federal and state income and employment taxes. If benefits are subject to withholding of taxes before becoming payable, the Company will withhold from the Participant's current cash compensation.

7.4 Amounts credited to a Participant's SERP Account shall not be payable prior to the Participant's Termination of Employment.

7.5 Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant's Termination of Employment, the Committee reserves the right in its sole and absolute discretion to disregard a Participant's election of a Payment Date or installment payments and to accelerate the payment of benefits hereunder to the Participant or Beneficiary.


                                   ARTICLE VIII.
                                PLAN ADMINISTRATION

8.1 This Plan shall be adopted by the Company and shall be administered by the Committee.

8.2 This Plan may be amended in any way or may be terminated, in whole or in part, at any time, at the discretion of the Board by a duly adopted Board resolution. No amendment or termination of the Plan shall reduce the value of any Participant's Account determined as of the effective date of such amendment or termination. This shall not be construed to prevent the Board from terminating the Plan and paying all benefits prior to the Payment Dates otherwise provided.

8.3 The Committee shall have the sole authority, in its full and absolute discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and Plan forms, and to make all other determinations and interpretations of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all persons, except as otherwise provided by law. Committee members who are Participants shall abstain from voting on any Plan matters that would cause them to be in constructive receipt of benefits under the Plan. The Committee may delegate its responsibilities as it sees fit.


                                    ARTICLE IX.
                                   MISCELLANEOUS

9.1 The amounts credited to a Participant's Account are not held in escrow and are not secured by any specific assets of the Company or in which the Company has an interest. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, any Beneficiary nor the Participant's estate shall have any rights against the Company with respect to any portion of the Participant's Account except as a general unsecured creditor of the Company. No Participant has an interest in his Account until the Participant actually receives payment.

9.2 No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

9.3 Nothing in this Plan shall be construed to limit in any way the right of the Company to terminate an Employee's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ an Employee in any

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       particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

9.4    Claims Procedures.

       (a) Whenever a Participant incurs a Termination of Employment, the Committee shall determine the value of the Participant's Account. If the Participant (or Beneficiary) believes he is entitled to a greater benefit, he may file a written request for review of the benefit computation by the Committee. The Committee may require additional information if necessary to process the request. The Committee (or its delegate) shall review the request and within 90 days of the Participant's request, the Committee shall provide written notice to any claimant whose claim for benefits under the Plan is being denied, in whole or in part. Such notice shall be written in a manner calculated to be understood by the claimant and shall include:

               (i)   The specific reason or reasons for such denial;

               (ii) Specific references to pertinent Plan provisions upon which the denial is based;

               (iii) A description of any additional material or information which may be needed to clarify the request, including an explanation of why such information is required; and

               (iv)  An explanation of the Plan's claim review procedures.

       (b) If an extension of time is required by special circumstances, written notice may be furnished to the claimant within the 90-day period referred to above which states the special circumstances requiring the extension and the date by which a decision can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice is received within 90 days of the date the claim is submitted, the claimant may assume his claim has been denied and may submit an appeal for review of the claim.

       (c) Any claimant whose claim for benefits has been denied by the Committee may appeal to the Committee for a review of the denial by making a written request therefore within 60 days of receipt of a notification of denial. The claimant may upon request to the Committee examine any pertinent documents. The claimant may, if he chooses, submit to the Committee written issues, comments or other information upon which the claimant relies in support of his claim, or may request a representative to make such written submissions on his behalf.

               (i) Within 60 days after receipt of a request for review, the Committee shall notify the claimant in writing of its decision, and, if the Committee confirms the denial in whole or in part, the notice shall set forth the reasons for the decision and specific reference to those Plan provisions upon which the decision is based.

               (ii) Notwithstanding the foregoing, if the Committee determines that special circumstances require additional time for processing, the Committee may extend such 60-day period, but not by more than an additional 60 days, and shall notify the claimant of such extension.

9.5    All Plan administrative expenses shall be paid by the Company.

9.6 The Company shall indemnify the Committee and each Committee member against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability arising from any action, failure to act, or other conduct in the member's official capacity, except when due to the individual's own gross negligence or willful misconduct.

9.7 The captions and headings in this Plan are for convenience only and shall not in any way affect the meaning or interpretation of the Plan.

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9.8    This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California except as otherwise provided in ERISA.


Date:               CORNERSTONE PROPANE PARTNERS, L.P.


          By

          Title:





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